UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material §240.14a-12
Micrus Endovascular Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 29, 2009, Micrus Endovascular Corporation, or the "Company", filed with the Securities and Exchange Commission the Company's definitive proxy statement, or the "Proxy Statement", relating to its 2009 Annual Meeting of Stockholders to be held on September 15, 2009.  Although R. Michael Crompton is not a "Named Executive Officer" of the Company as of the end of our last completed fiscal year, in the Proxy Statement his name is mistakenly included in a table appearing under the caption "Cash-Based Incentive Compensation", a table appearing just before the caption "Grant of Plan-Based Awards in Last Fiscal Year" and footnote 6 of the table appearing under the caption "Potential Payments upon Termination or Change of Control".  These tables, in each case, set forth certain information about our Named Executive Officers.  However, despite the references to Mr. Crompton therein, he should not be considered a Named Executive Officer of the Company.